UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Bridger Aerospace Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41603	88-3599336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Aviation Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 813-0079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BAER	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BAERW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2024, Bridger Aerospace Group Holdings, Inc. (the “Company”) entered into securities purchase agreements (each, a “Purchase Agreement” and, collectively, the “Purchase Agreements”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers, severally, an aggregate of 2,183,366 shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), in a registered direct offering (the “Registered Offering”). 808,080 of the Shares are being sold to certain directors and executive officers of the Company at an offering price of $4.95 per Share, which was the closing bid price for shares of the Common Stock on the Nasdaq Global Market on April 15, 2024. The remaining 1,375,286 Shares are being sold in the Registered Offering at an offering price of $4.25 per Share.

The aggregate gross proceeds to the Company from the Registered Offering are expected to be approximately $9.8 million, before deducting fees payable to the Placement Agent (as defined below) and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Registered Offering for working capital and general corporate purposes.

The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-276721) (the “Registration Statement”) that was filed with the Securities and Exchange Commission (“SEC”) on January 26, 2024 and declared effective on February 6, 2024 and a prospectus supplement dated April 15, 2024 that was filed with the SEC on April 15, 2024. The Registered Offering is expected to close on or about April 17, 2024, subject to the satisfaction of customary closing conditions.

Stifel, Nicolaus & Company, Incorporated (the “Placement Agent”) acted as the sole placement agent for the Registered Offering.

Each of the Purchase Agreements contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in each of the Purchase Agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a summary of the terms of the Purchase Agreements and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K. The opinion of Sidley Austin LLP, counsel to the Company, regarding the validity of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K. This opinion is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares discussed herein, nor shall there be any offer, solicitation, or sale of Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Sidley Austin LLP

10.1	Form of Securities Purchase Agreement, dated as of April 15, 2024, by and between Bridger Aerospace Group Holdings, Inc. and the investor party thereto

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted as inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGER AEROSPACE GROUP HOLDINGS, INC.

Dated: April 15, 2024	By:	/s/ James Muchmore
James Muchmore
Chief Legal Officer and Executive Vice President

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